Exhibit 99

Regis Announces a Transaction Involving Certain Salons Operating Under the Regis® and Mastercuts® Brands

MINNEAPOLIS - Regis Corporation (NYSE: RGS), a leader in the haircare industry, whose primary business is franchising, owning, and operating technology enabled hair salons, today announced that The Beautiful Group (TBG) transferred back to Regis approximately 200 mall-based salons operating primarily under the Regis and Mastercuts brands that TBG previously acquired from Regis. As part of the transfer, TBG also transferred back the Mastercuts brand and other ancillary brands, and Regis terminated its remaining agreements with TBG, including its licenses of the Regis brand to TBG. The transferred salons are locations where Regis has continuing obligations under real estate leases. The transfer was effected in connection with an assignment for the benefit of creditors by TBG.

“We are pleased to welcome back the many talented stylists serving customers in these salons,” commented Eric Bakken, Executive Vice President, President – Franchise of Regis Corporation. “We believe that these salons, provide us with an option to ultimately transfer many of these operations to new ownership.”

Hugh Sawyer, President and CEO of Regis Corporation commented “We remain committed to our strategy of converting to a fully franchised model. However, in light of TBG’s performance, we determined that resuming operational management of this relatively small number of salons was the best path for us to mitigate our risk and preserve long-term value for our shareholders.”

The liabilities assumed by Regis in connection with the transaction are substantially limited to certain employee benefit related payments. The remaining approximately 300 TBG salons for which Regis has no lease obligation are expected to be closed by TBG.

About Regis Corporation

Regis Corporation (NYSE:RGS) is a leader in beauty salons and cosmetology education. As of September 30, 2019, the Company franchised, owned or held ownership interests in 7,092 worldwide locations. Regis’franchised and corporate locations operate under concepts such as Supercuts®, SmartStyle®, Cost Cutters®, Roosters® and First Choice Haircutters®. Regis maintains an ownership interest in Empire Education Group in the U.S. For additional information about the Company, including a reconciliation of certain non-GAAP financial information and certain supplemental financial information, please visit the Investor Information section of the corporate website at www.regiscorp.com.

Safe Harbor Statement

This press release contains or may contain “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this document reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “believe,” “project,” “forecast,” “expect,” “estimate,” “anticipate,” and “plan.” In addition, the following factors could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include the continued ability of the Company to implement its strategy, priorities and initiatives; our and our franchisee’s ability to attract, train and retain talented stylists; financial performance of our franchisees; acceleration of sale of salons to franchisees; if our capital investments in improving technology do not achieve appropriate returns; our ability to manage cyber threats and protect the security of potentially sensitive information about our guests, employees, vendors or Company information; The Beautiful Group’s inability to operate its salons successfully, as well as maintain adequate working capital; the ability of the Company to maintain a satisfactory relationship with Walmart; marketing efforts to drive traffic; changes in regulatory and statutory laws including increases in minimum wages; our ability to maintain and enhance the value of our brands; premature termination of agreements with our franchisees; reliance on information technology systems; reliance on external vendors; consumer shopping trends and changes in manufacturer distribution channels; competition within the personal hair care industry; changes in tax exposure; changes in healthcare; changes in interest rates and foreign currency exchange rates; failure to standardize operating processes across brands; financial performance of Empire Education Group; the continued ability of the Company to implement cost reduction initiatives; compliance with debt covenants; changes in economic conditions; changes in consumer tastes and fashion trends; exposure to uninsured or unidentified risks; reliance on our management team and other key personnel or other factors not listed above. Additional information concerning potential factors that could affect future financial results is set forth under Item 1A on Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

REGIS CORPORATION

Kersten Zupfer

investorrelations@regiscorp.com